UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 4, 2007

(Date of earliest event reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 E. Bonita Avenue Pomona, California	91767
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (909) 624-8041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 4, 2007, the Registrant and Richard L. Keister (“Executive”) entered into an amendment (the “Amendment”) to that certain Separation Agreement between the Registrant and Executive dated as of February 26, 2007 filed as an exhibit to Form 8-K with the Securities and Exchange Commission on March 2, 2007 (the “Separation Agreement”). The Separation Agreement provides that if another executive officer of the Registrant becomes eligible for change in control benefits during the term of the Separation Agreement that are greater than those provided to Executive under the Separation Agreement, the Registrant must provide such greater benefits to Executive. Registrant previously entered into a change in control agreement with Jeffrey T. Gray, which, in certain limited respects, provided certain greater change in control benefits than those provided to Executive. Consequently, the Separation Agreement has been amended pursuant to the Amendment to reflect such greater change in control benefits. Under the Separation Agreement, as amended by the Amendment, in the event of a termination of Executive’s employment by the Registrant other than for cause or by Executive for good reason, Executive receives (i) severance payments consisting of his base salary through the date of termination and a lump-sum cash amount equal to two (2) times his annual base salary in effect prior to the termination or, if higher, immediately prior to the event or circumstances constituting good reason, (ii) payment in full for any bonus earned, but not paid, in the prior year and a lump-sum cash amount equal to the pro-rated portion at the target award level of any unpaid incentive compensation, awarded prior to the date of termination, (iii) a lump-sum cash amount equal to two (2) times greater of (A) his target bonus percentage times his current annual base salary and (B) his average annual bonus with respect to the three (3) fiscal years ending immediately prior to the fiscal year of termination or, if higher, immediately prior to the fiscal year in which occurs the event or circumstance constituting good reason, (iv) continuation of all company and executive benefits, including health and welfare benefits, at the Registrant’s sole expense for 24 months following the termination, (v) continuation of all benefits owed under Federal law for 24 months following termination, and (vi) payment for any accrued, but unused or unpaid vacation, unreimbursed expenses or other items earned and owed through termination, and any vacation that would have been accrued at the end of 24 months following termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Separation Agreement dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

Date: September 5, 2007	By:	/s/ John G. Arena, Esq.
John G. Arena Vice President, General Counsel and Secretary